UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2005

WEBB MORTGAGE DEPOT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-72376	65-0902373
(Commission File Number)	(IRS Employer Identification No.)

155 Wilson Lake Road, Mooresville, NC	28117
(Address of Principal Executive Offices)	(Zip Code)

(800) 952-8706

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

Our  former auditors, Russell & Atkins, PLC, tendered their resignation  on April 8, 2005.

Except with respect to the Company’s ability to continue as a going concern, the audit opinion rendered by  Russell & Atkins for the year ended December 31, 2003, did not  contain any adverse opinion or  disclaimer  of opinion,  nor were they  qualified  or modified as to uncertainty, audit scope, or accounting principles.

Russell & Atkins conducted an audit of our financial statements only for the fiscal year ended December 31, 2003. During their tenure as auditors there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

As result of the resignation of Atkins & Russell CPA,  the Company  engaged the services of Webb  & Company, P.A. on April 8, 2005 to complete its audit for the fiscal year ended December 31, 2004.

The Company has not used the services of the new auditors prior to their appointment.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1

Letter from Russell & Atkins, PLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 12, 2005

Webb Mortgage Depot, Inc.
By:	/s/ Byron Webb
Byron Webb
President

Exhibit 16.1

RUSSELL & ATKINS, PLC

CERTIFED PUBLIC ACCOUNTANTS

April 12, 2005

U.S. Securities and Exchange Commission

Office of the Chief Accountant

450 Fifth Street, NW

Washington, D.C. 20549

RE:    Webb Mortgage Depot Inc.

File No.   333-72376

Dear Sir or Madam:

We were previously the principal accountant for Webb Mortgage Depot, Inc and, under the date of date of last audit report, we reported on the consolidated financial statements of Webb Mortgage Depot. Inc. and subsidiary as of and for the year ended 2003. On April 8th, 2005 our appointment as principal accountant was terminated. We have read" Webb Mortgage Depot, Inc.'s statements included under Item 4 of its Form 8-K dated date of 8-K and we agree with such statements.

Regards,

/s/Dennis Atkins, CPA